Exhibit 5


                                    EXHIBIT 5

                      OPINION OF SHUMAKER WILLIAMS, P.C. OF
                   CAMP HILL, PENNSYLVANIA, SPECIAL COUNSEL TO
                     REGISTRANT, DATED MARCH 29, 2000, AS TO
                   THE LEGALITY OF THE SHARES OF REGISTRANT'S
                             STOCK BEING REGISTERED

                             SHUMAKER WILLIAMS, P.C.
                                  P. O. Box 88
                         Harrisburg, Pennsylvania 17108



                                 March 29, 2000



Mr. G. Henry Cook
President and Chief Executive Officer
SOMERSET TRUST COMPANY
151 West Main Street
Somerset, Pennsylvania 15501

                  RE:      Somerset Trust Company
                           Formation of a One-Bank Holding Company

Dear Mr. Cook:

         We have been engaged as Special Counsel to Somerset Trust Company (the "Bank") and Somerset Trust Holding Company, a Pennsylvania business corporation (the "Company"), in connection with the organization of the Company as a bank holding company and the preparation and filing of all relevant documents with the Pennsylvania Department of Banking, the Federal Reserve Board, the Federal Deposit Insurance Corporation, applicable state securities law administrators, and the Securities and Exchange Commission ("SEC").

         We have prepared a Registration Statement on Form S-4 filed with the SEC on March 10, 2000, and Pre-Effective Amendment No. 1, to be filed with the SEC herewith, that includes a Proxy Statement/Prospectus, under the provisions and regulations of the Securities Act of 1933, as amended, relating to the offering by the Company of a maximum of 2,450,000 shares of its common stock, without par value (the "Common Stock"). The Common Stock will be issued pursuant to the Plan of Reorganization (the "Plan of Reorganization") among the Company, the Bank, and Somerset Interim Bank (the "Interim Bank"). Under the Plan of Reorganization, the Interim Bank will merge with and into the Bank, and each whole share of the Bank's outstanding common stock, par value $1.00 per share, (other than shares as to which dissenters' rights have been perfected) will be exchanged for four shares of the Common Stock, without par value, of the Company.

         As Special Counsel to the Company and the Bank, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement, including the Proxy Statement/Prospectus, with the SEC and with the appropriate state securities administrators. We have reviewed the Company's Articles of Incorporation and By-Laws, as presently in effect. We have prepared and reviewed an executed copy of the Plan of Reorganization, copies of the Company's corporate minutes and other proceedings and records relating to the authorization and issuance of the Common Stock, and such other documents and matters of law as we have deemed necessary in order to render this opinion.

         Based upon the foregoing, and in reliance thereon, it is our opinion that, upon the consummation of the Plan of Reorganization and the Plan of Merger in accordance with their respective terms, each of the shares of Common Stock issued pursuant to the Registration Statement will be duly authorized, legally and validly issued and outstanding, and fully paid and non-assessable on the basis of present legislation.

         We hereby consent to the use of this opinion in the Registration Statement, and we further consent to the reference to our name in the Proxy Statement/Prospectus included in the Registration Statement under the caption "Description of the Holding Company's Capital Securities - Legal Opinion."

                                            Sincerely yours,

                                            SHUMAKER WILLIAMS, P.C.


                                            By
                                               -----------------------------
                                               Paul A. Adams




                                        2